UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 22, 2004

FENTURA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation) 175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification No.) 48430-0725 (Zip Code)

Registrant’s telephone number, including area code: (810) 629-2263

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 8.01 Other Events

        On December 22, 2004, Fentura Financial, Inc. issued a press release announcing certain organizational changes and officer promotions.

Section 9.01 Financial Statements and Exhibits

      (c)     Exhibit

               99.1        Press Release Dated December 22, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 23, 2004	FENTURA FINANCIAL, INC. (Registrant) By: /s/ Donald L. Grill —————————————— Donald L. Grill President and Chief Executive Officer

EXHIBIT INDEX

      99.1   Press Release Dated December 22, 2004

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald Grill The State Bank (810) 714-3985 December 22, 2004

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES HOLDING COMPANY
ORGANIZATIONAL CHANGES AND PROMOTIONS

        The Board of Directors of Fentura Financial, Inc. recently announced the formation of a new corporate organizational structure. The organizational changes create a new "corporate hierarchy" for the holding company and include the transfer of certain affiliate bank operating divisions to the holding company level. According to Fentura Financial, Inc. CEO Donald L. Grill, "Fentura has grown rapidly in the last few years from a single bank organization to a multi-bank holding company with three subsidiary banks and investments in three other De Novo banks. The new organizational structure reflects the changes in the organization and creates new career growth opportunities for senior officers of the Company.:

        Ronald L. Justice, formerly a Senior Vice President and head of Retail Banking at The State Bank has been named Senior Vice President for Corporate Governance at Fentura Financial, Inc.. This newly created holding company position will be responsible for all corporate governance activities including affiliate bank compliance, audit and loan review; investor and shareholder relations and various holding company administrative activities. Since joining The State Bank in 1985, Justice has also served as auditor, controller and chief financial officer. He is a graduate of the University of Michigan-Flint.

        Douglas J. Kelley, formerly a Vice President and CFO at The State Bank, was also named Senior Vice President and CFO of Fentura Financial, Inc.. Kelley joined The State Bank in 2001 as Controller. He was named CFO of Fentura in 2002. In his capacity as Chief Financial Officer, Kelley is responsible for all holding company and affiliate bank budgeting and financial reporting.

        Holly J. Pingatore, formally a Senior Vice President of The State Bank, was named a Senior Vice President of Fentura Financial, Inc.. As head of Information Services, her areas of responsibility include data processing, bank operations, product support and network services. The newly formed Fentura Information Services Division provides data processing services for all Fentura subsidiary banks as well as 1st State Bank in Saginaw. Prior to joining The State Bank in 1999, Pingatore served in various capacities at a large Michigan-based regional bank.

        Dennis E. Leyder, recently named Executive Vice President at The State Bank, was also named Senior Vice President of Fentura Financial, Inc.. In his new capacity at The State Bank, Leyder is responsible for retail banking, marketing, trust and investment management. Leyder has over 23 years of banking experience, all in Genesee County.

        Robert E. Sewick, President and CEO of Fentura subsidiary West Michigan Community Bank, was also named a Senior Vice President of the holding company. Sewick originally joined The State Bank in 1999 as Senior Loan Officer. He was named President of West Michigan Community Bank in March of 2004.

        John A. Emmendorfer, President and CEO of Fentura subsidiary Davison State Bank, was also named a Senior Vice President at the holding company level. Prior to being named President of Davison State Bank in 2000, Emmendorfer held various lending capacities at The State Bank after joining the company in 1988.

        Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc and Brighton; Davison State Bank with offices servicing Davison and Goodrich and West Michigan Community Bank headquartered in Hudsonville with offices serving Hudsonville, Holland, Jenison and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.